Exhibit 99.1

Investor Relations Contact: David Humphrey
Title: Vice President – Investor Relations
Phone: 479-785-6200
Email: dhumphrey@arcb.com

Media Contact: Autumnn Mahar
Title: Senior Manager, PR and Social
Phone: 479-494-8221
Email: amahar@arcb.com

ArcBest Declares a $0.12/Share Quarterly Dividend

FORT SMITH, Arkansas, April 26, 2023 – The Board of Directors of ArcBest® (Nasdaq: ARCB) has declared a quarterly cash dividend of twelve cents ($0.12) per share to holders of record of its Common Stock, $0.01 par value, on May 10, 2023, payable on May 24, 2023.

ABOUT ARCBEST

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with over 15,000 employees across nearly 250 campuses and service centers, the company is a logistics powerhouse, fueled by the simple notion of finding a way to get the job done. Through innovative thinking, agility and trust, ArcBest leverages its full suite of shipping and logistics solutions to meet customers’ critical needs, each and every day. For more information, visit arcb.com.

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